DST SYSTEMS, INC. ANNOUNCES
NEW $300 MILLION SHARE REPURCHASE PROGRAM,
3 PERCENT INCREASE IN QUARTERLY DIVIDEND, AND TWO-FOR-ONE STOCK SPLIT

KANSAS CITY, MO - May 9, 2017 – DST Systems, Inc. (NYSE: DST) announced today that its Board of Directors approved a new $300 million program to repurchase shares of DST's Common Stock. The Company's previous $300 million share repurchase programs were completed in April 2017. Repurchases under the Company’s new program will be made in open market or privately negotiated transactions in compliance with Securities and Exchange Commission Rule 10b-18, subject to market conditions, applicable legal requirements, and other relevant factors. This share repurchase plan does not obligate the Company to acquire any particular amount of common stock, and it may be suspended at any time at the Company’s discretion. DST had approximately 30,881,651 shares of Common Stock outstanding as of April 28, 2017.

The Board of Directors declared a quarterly cash dividend on the Company’s outstanding Common Stock of $0.36 per share, on a pre-split basis, payable on June 9, 2017 to shareholders of record at the close of business on May 26, 2017. The dividend represents an approximate 3 percent increase over the previous pre-split quarterly rate of $0.35 per share.

The Board of Directors also approved a two-for-one split of DST's Common Stock. The stock split will be a stock dividend payable on June 8, 2017 to shareholders of record at the close of business May 26, 2017. Upon completion of the split, the outstanding shares of DST's Common Stock will increase to approximately 61,763,302 based on the outstanding shares as of April 28, 2017. The Company expects its common stock to begin trading at the split-adjusted price on June 9, 2017.

Contact:
Gregg Wm. Givens
Senior Vice President, Chief Financial Officer and Treasurer
DST Systems, Inc.
333 West 11th Street
Kansas City, MO 64105-1594
(816) 435-5503

About DST Systems
DST Systems, Inc. (NYSE:  DST) is a leading provider of specialized technology, strategic advisory, and business operations outsourcing to the financial and healthcare industries. We enable clients to transform complexity into strategic advantage by helping them continually stay ahead of and capitalize on ever-changing customer, business and regulatory requirements in the world’s most demanding industries. For more information, visit the DST website at www.dstsystems.com.

Safe Harbor and Forward Looking Statements

Certain material presented in the press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, (i) all statements, other than statements of historical fact, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future or that depend on future events, or (ii) statements about our future business plans and strategy and other statements that describe the Company’s outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as “may,” “will,” “would,” “should,” “potential,” “strategy,” “anticipates,” “estimates,” “expects,” “project,” “predict,” “intends,” “plans,” “believes,” “targets” and other terms of similar meaning are intended to identify such forward-looking statements.

Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated include, but are not limited to, the risk factors and cautionary statements included in the Company’s periodic and current reports (Forms 10-K, 10-Q and 8-K) filed from time to time with the Securities and Exchange Commission. All such factors should be considered in evaluating any forward-looking statements. The Company undertakes no obligation to update any forward-looking statements in this press release to reflect new information, future events or otherwise.